Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF CUTERA, INC.
(a Delaware corporation)
(As amended on November 14, 2023)

TABLE OF CONTENTS
Page
ARTICLE I - CORPORATE OFFICES    1
1.1    REGISTERED OFFICE    1
1.2    OTHER OFFICES    1
ARTICLE II - MEETINGS OF STOCKHOLDERS    1
2.1    PLACE OF MEETINGS    1
2.2    ANNUAL MEETING    1
2.3    SPECIAL MEETING    1
2.4    ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS’
MEETINGS    1
2.5    MANNER OF GIVING NOTICE    3
2.6    QUORUM    3
2.7    ADJOURNED MEETING; NOTICE    3
2.8    CONDUCT OF BUSINESS    4
2.9    VOTING    4
2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING    4
2.11 RECORD DATES    4
2.12    PROXIES    5
2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE    5
2.14 INSPECTORS OF ELECTION    6
2.15 UNIVERSAL PROXY    6
ARTICLE III - DIRECTORS    7
3.1    POWERS    7
3.2    NUMBER OF DIRECTORS    7
3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS    7
3.4    RESIGNATION AND VACANCIES    7
3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE    8
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3.6    REGULAR MEETINGS    8
3.7    SPECIAL MEETINGS; NOTICE    8
3.8    QUORUM; VOTING    9
3.9    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING    9
3.10 FEES AND COMPENSATION OF DIRECTORS    9
3.11 REMOVAL OF DIRECTORS    10
ARTICLE IV - COMMITTEES    10
4.1    COMMITTEES OF DIRECTORS    10
4.2    COMMITTEE MINUTES    10
4.3    MEETINGS AND ACTION OF COMMITTEES    10
4.4    SUBCOMMITTEES    11
ARTICLE V - OFFICERS    11
5.1    OFFICERS    11
5.2    APPOINTMENT OF OFFICERS    11
5.3    SUBORDINATE OFFICERS    11
5.4    REMOVAL AND RESIGNATION OF OFFICERS    11
5.5    VACANCIES IN OFFICES    12
5.6    REPRESENTATION OF SECURITIES OF OTHER ENTITIES    12
5.7    AUTHORITY AND DUTIES OF OFFICERS    12
ARTICLE VI – [RESERVED]    12
ARTICLE VII - GENERAL MATTERS    12
7.1    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS    12
7.2    STOCK CERTIFICATES; PARTLY PAID SHARES    12
7.3    SPECIAL DESIGNATION ON CERTIFICATES    13
7.4    LOST CERTIFICATES    13
7.5    CONSTRUCTION; DEFINITIONS    13
7.6    DIVIDENDS    14
7.7    FISCAL YEAR    14
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7.8    SEAL    14
7.9    TRANSFER OF STOCK    14
7.10 STOCK TRANSFER AGREEMENTS    14
7.11 REGISTERED STOCKHOLDERS    14
7.12 WAIVER OF NOTICE    15
ARTICLE VIII - NOTICES    15
8.1     NOTICE TO STOCKHOLDERS    15
8.2     NOTICE TO STOCKHOLDERS SHARING AN ADDRESS    15
8.3    NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL    15
ARTICLE IX - INDEMNIFICATION    15
9.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS    15
9.2    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION    16
9.3    SUCCESSFUL DEFENSE    16
9.4    INDEMNIFICATION OF OTHERS    16
9.5    PREPAYMENT OF EXPENSES    17
9.6    LIMITATION ON INDEMNIFICATION    17
9.7    DETERMINATION; CLAIM    18
9.8    NON-EXCLUSIVITY OF RIGHTS    18
9.9 INSURANCE    18
9.10 OTHER INDEMNIFICATION    18
9.11 AMENDMENT OR REPEAL    18
9.12 SURVIVAL    18
9.13 CERTAIN DEFINITIONS    19
ARTICLE X - FORUM SELECTION    19
ARTICLE XI - AMENDMENTS    19
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BYLAWS OF CUTERA, INC.
ARTICLE I - CORPORATE OFFICES
1.1    REGISTERED OFFICE.
The registered office of Cutera, Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.
1.2    OTHER OFFICES.
The corporation may at any time establish other offices at any place or places.
ARTICLE II - MEETINGS OF STOCKHOLDERS
2.1    PLACE OF MEETINGS.
Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, determined by the corporation’s board of directors (the “Board”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such determination, stockholders’ meetings shall be held at the corporation’s principal executive office. The Board, acting pursuant to a resolution adopted by a majority of the Whole Board, may cancel, postpone or reschedule any previously scheduled annual or special meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.
2.2    ANNUAL MEETING.
The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 and, if applicable, Section 2.15 of these bylaws, may be transacted.
2.3    SPECIAL MEETING.
A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.
No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.
2.4    ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS’ MEETINGS.
(i)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (i). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (i), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
(ii)Only persons who are nominated in accordance with the procedures set forth in this paragraph (ii) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (ii). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (i) of this Section 2.4. Such stockholder’s notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (i) of this Section 2.4. At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (ii). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.
These provisions shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 2.4.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.5    MANNER OF GIVING NOTICE.
Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
2.6    QUORUM.
The holders of a majority of the voting power of the corporation’s capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders unless otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed.
If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.7    ADJOURNED MEETING; NOTICE.
Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.8    CONDUCT OF BUSINESS.
The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson to be in order. The chairperson of any meeting of stockholders shall be designated by the Board; in the absence of such designation, the chairperson of the Board, if any, or the chief executive officer (in the absence of the chairperson of the Board) or the president (in the absence of the chairperson of the Board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chairperson of the stockholder meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.
2.9    VOTING.
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.
Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.
2.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
Unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.
2.11    RECORD DATES.
In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.
If the Board fixes a record date for the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
If the Board does not so fix a record date:
(i)The record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(ii)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.
2.12    PROXIES.
Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.
2.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE.
The corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
2.14     INSPECTORS OF ELECTION.
Before any meeting of stockholders, the corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, then the chairperson of the meeting shall appoint one or more inspectors to act at the meeting.
Such inspectors shall:
(i)ascertain the number of shares outstanding and the voting power of each;
(ii)determine the shares represented at the meeting and the validity of proxies and ballots;
(iii)count all votes and ballots;
(iv)determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(v)certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
2.15    UNIVERSAL PROXY.
    In addition to the notice requirements set forth in Section 2.4 of these bylaws, in order for any person to be considered for election or re-election to the Board as a nominee of a stockholder, the stockholder submitting advance notice with respect to such nomination must, together with the notice submitted pursuant to Section 2.4 of these bylaws, provide (i) a representation and undertaking as to whether such stockholder, any beneficial owner on whose behalf such nomination is made or their respective affiliates or associates or others acting in concert with them intends, or is part of a group that intends, to solicit the requisite percentage of the voting power of the corporation’s stock under Rule 14a-19 of the 1934 Act (“Rule 14a-19”) and (ii) as to each person whom the stockholder proposes to nominate for election or re-election as a director, such person’s written consent to being named in the corporation’s form of proxy pursuant to Rule 14a-19. A stockholder nominating individuals for election as a director must also provide the corporation, no later than five business days prior to the applicable meeting or any adjournment, rescheduling, postponement or other delay thereof, with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election at the applicable meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining a quorum. For the avoidance of doubt, the obligation to provide evidence set forth in this Section 2.15 shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder pursuant to Section 2.4 of these bylaws, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination.
ARTICLE III - DIRECTORS
3.1    POWERS.
Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
3.2    NUMBER OF DIRECTORS.
The authorized number of directors shall be determined from time to time by resolution of a majority of the Whole Board, provided the Board shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.
Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.
Except as otherwise required by law, the certificate of incorporation or these bylaws, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided that, the directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) (i) the secretary of the corporation receives a notice that a stockholder has nominated a person or persons for election to the Board in compliance with the advance notice provisions of Section 2.4 of these bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the fourteenth (14th) calendar day preceding the date the corporation first files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the United States Securities and Exchange Commission; or (b) the number of director nominees otherwise exceeds the number of directors to be elected at such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
3.4    RESIGNATION AND VACANCIES.
Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation, when one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.
Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.
If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.
3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE.
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6    REGULAR MEETINGS.
Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7    SPECIAL MEETINGS; NOTICE.
Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the Whole Board; provided that the person(s) authorized to call a special meeting of the Board may authorize another person or persons to send notice of such meeting.
Notice of the time and place of special meetings shall be:
(i)delivered personally by hand, by courier or by telephone;
(ii)sent by United States first-class mail, postage prepaid;
(iii)sent by facsimile;
(iv)sent by electronic mail; or
(v)otherwise given by electronic transmission (as defined in Section 232 of the DGCL), directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile (iii) sent by electronic mail, or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting, unless required by statute.
3.8    QUORUM; VOTING.
At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.9    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
3.10     FEES AND COMPENSATION OF DIRECTORS.
Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.
3.11     REMOVAL OF DIRECTORS.
Any director may be removed from office by the stockholders of the corporation in the manner specified under Section 141(k) of the DGCL.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
ARTICLE IV - COMMITTEES
4.1    COMMITTEES OF DIRECTORS.
The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation,
4.2    COMMITTEE MINUTES.
Each committee and subcommittee shall keep regular minutes of its meetings.
4.3    MEETINGS AND ACTION OF COMMITTEES.
Unless otherwise specified by the Board, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:
(i)Section 3.5 (place of meetings and meetings by telephone);
(ii)Section 3.6 (regular meetings);
(iii)Section 3.7 (special meetings and notice);
(iv)Section 3.8 (quorum; voting);
(v)Section 7.12 (waiver of notice); and
(vi)Section 3.9 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board and its members. However:
(i)the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board or by resolution of the committee or subcommittee;
(ii)special meetings of committees or subcommittees may also be called by resolution of the Board or the committee or subcommittee; and
(iii)notice of special meetings of committees and subcommittees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee or the subcommittee.
    The Board or a committee or subcommittee may also adopt other rules for the government of any committee or subcommittee.
4.4    SUBCOMMITTEES.
    Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
ARTICLE V - OFFICERS
5.1    OFFICERS.
The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.
5.2    APPOINTMENT OF OFFICERS.
The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3    SUBORDINATE OFFICERS.
The Board may appoint, or empower any officer to appoint, such other officers as the business of the corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.
5.4    REMOVAL AND RESIGNATION OF OFFICERS.
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.
Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.5    VACANCIES IN OFFICES.
Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.3.
5.6    REPRESENTATION OF SECURITIES OF OTHER ENTITIES.
The chairperson of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of the corporation or any other person authorized by the Board or the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of any entity or entities, standing in the name of the corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.7    AUTHORITY AND DUTIES OF OFFICERS.
Each officer of the corporation shall have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation and, to the extent not so provided, as generally pertain to such office, subject to the control of the Board.
ARTICLE VI – [RESERVED]
ARTICLE VII - GENERAL MATTERS
7.1    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.
The Board, except as otherwise provided by law or in the certificate of incorporation or these bylaws, may authorize any officer or officers, or agent or agents, or employee or employees, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
7.2    STOCK CERTIFICATES; PARTLY PAID SHARES.
The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless otherwise provided by resolution of the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
7.3    SPECIAL DESIGNATION ON CERTIFICATES.
If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 7.3 or Sections 151, 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 7.3 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
7.4    LOST CERTIFICATES.
Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
7.5    CONSTRUCTION; DEFINITIONS.
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.
7.6    DIVIDENDS.
The Board, subject to any restrictions contained in either (i) applicable law, or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.
7.7    FISCAL YEAR.
The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.
7.8    SEAL.
The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
7.9    TRANSFER OF STOCK.
Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, subject to Section 7.4 of these bylaws, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.
7.10     STOCK TRANSFER AGREEMENTS.
The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.
7.11 REGISTERED STOCKHOLDERS.
The corporation:
(i)shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and
(ii)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
7.12     WAIVER OF NOTICE.
Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
ARTICLE VIII - NOTICES
8.1    NOTICE TO STOCKHOLDERS.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be given in the manner set forth in the DGCL.
    8.2    NOTICE TO STOCKHOLDERS SHARING AN ADDRESS.
Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 8.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.
    8.3    NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL.
Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
ARTICLE IX – INDEMNIFICATION
    9.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS.
Subject to the other provisions of this Article IX, the corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
9.2    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.
Subject to the other provisions of this Article IX, the corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any

Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
9.3    SUCCESSFUL DEFENSE.
To the extent that a present or former director or officer (for purposes of this Section 9.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 9.1 or Section 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any Proceeding described in Section 9.1 or Section 9.2, or in defense of any claim, issue or matter therein.
    9.4    INDEMNIFICATION OF OTHERS.
Subject to the other provisions of this Article IX, the corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation or any other person. The Board shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.
    9.5    PREPAYMENT OF EXPENSES.
The corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by any officer or director of the corporation, and may pay the expenses (including attorneys’ fees) actually and reasonably incurred by any employee or agent of the corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust, enterprise or non-profit entity may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 9.6(b) or 9.6(c) prior to a determination that the person is not entitled to be indemnified by the corporation.
9.6    LIMITATION ON INDEMNIFICATION.
Subject to the requirements in Section 9.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article IX in connection with any Proceeding (or any part of any Proceeding):

(a)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c)    for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, in either case as required under any clawback or compensation recovery policy adopted by the corporation, applicable securities exchange and association listing requirements, including, without limitation, those adopted in accordance with Rule 10D-1 under the 1934 Act and/or the 1934 Act (including, without limitation, any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(d)    initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (iii) otherwise required to be made under Section 9.7 or (iv) otherwise required by applicable law; or
(e)    if prohibited by applicable law.
    9.7    DETERMINATION; CLAIM.
If a claim for indemnification or advancement of expenses under this Article IX is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim actually and reasonably incurred. In any such action, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
    9.8    NON-EXCLUSIVITY OF RIGHTS.
The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
    9.9    INSURANCE.
The corporation may purchase and maintain insurance to the fullest extent permitted by the DGCL on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
    9.10    OTHER INDEMNIFICATION.
The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.
    9.11    AMENDMENT OR REPEAL.
A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
    9.12    SURVIVAL.
The rights to indemnification and advancement of expenses conferred by this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
9.13    CERTAIN DEFINITIONS.
For purposes of this Article IX, references to the “corporation” shall include, in addition to the resulting entity, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IX.
ARTICLE X – FORUM SELECTION
Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination).
Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.

Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article X. This provision shall be enforceable by any party to a claim covered by the provisions of this Article X.
ARTICLE XI - AMENDMENTS
These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.